Exhibit 99.1

January 27, 2021	Media: Peter Lucht - 781.655.2289
Investors: Kristin Silberberg - 203.900.6854

Citizens Financial Group Announces Extension of Early Participation Date and Early Results of its Private Exchange Offers for Five Series of Subordinated Notes

Providence, R.I. – Citizens Financial Group, Inc. (“Citizens”) (NYSE: CFG) today announced (i) that the early participation date has been extended until 11:59 p.m. (Eastern time) on February 9, 2021 (the “Extended Early Participation Date”) with respect to its previously announced offers to exchange five series of its outstanding subordinated notes and (ii) the early results, as of 5:00 p.m. (Eastern time) on January 26, 2021 (the “Original Early Participation Date”), of such offers to exchange. As a result of the extension of the early participation date, the Extended Early Participation Date will occur at the same time the Exchange Offers are scheduled to expire.

Citizens is offering to exchange in five concurrent, but separate, private offers (the “Exchange Offers”) any and all of the five series of its outstanding subordinated notes described under “Title of Series of Old Notes” in the table below (collectively, the “Old Notes”) for (a) one of three new series of its subordinated notes (collectively, the “New Notes”) and (b) solely with respect to the 4.300% Subordinated Notes due 2025, an additional cash payment, in each case, on the terms and subject to the conditions set forth in the Offering Memorandum dated January 12, 2021 (the “Offering Memorandum” and, together with the accompanying eligibility certification, the “Exchange Offer Documents”).

The withdrawal deadline for the Exchange Offers was not extended by Citizens and occurred at 5:00 p.m. (Eastern time) on January 26, 2021. As a result, tenders of Old Notes may no longer be withdrawn, except in certain limited circumstances where additional withdrawal rights are required by law. The Exchange Offers will expire at 11:59 p.m. (Eastern time) on February 9, 2021, unless extended or earlier terminated by Citizens (such date and time with respect to an Exchange Offer, as the same may be extended or earlier terminated, the “Expiration Date”). The “Settlement Date” with respect to the Exchange Offers will be promptly following the Expiration Date and is expected to be February 11, 2021.

Citizens was advised by Global Bondholder Services Corporation, as the Information Agent and the Exchange Agent for the Exchange Offers, that as of the Original Early Participation Date, the aggregate principal amounts of the Old Notes specified in the rightmost column in the table below were validly tendered and not validly withdrawn with respect to each of the Exchange Offers:

CUSIP Number	Title of Series of Old Notes	Principal Amount Outstanding	Principal Amount of Old Notes Validly Tendered as of the Original Early Participation Date
75524RAA7 / U7535RAA4	4.150% Subordinated Notes due 2022	$181,927,000	$ 13,450,000
174610AC9	4.023% Subordinated Notes due 2024	$ 25,200,000	$ 8,500,000
174610AK1	4.300% Subordinated Notes due 2025	$450,162,000	$113,565,000
174610AL9	3.750% Subordinated Notes due 2024	$158,629,000	$ 68,710,000
174610AJ4	4.350% Subordinated Notes due 2025	$194,016,000	$ 60,547,000

On the terms and subject to the conditions set forth in the Offering Memorandum, in exchange for each $1,000 principal amount of a series of Old Notes that is validly tendered at or prior to the applicable Extended Early Participation Date, and accepted for exchange, holders of such Old Notes will be entitled to receive the Total Consideration (as defined in the Offering Memorandum) for such series of Old Notes.

If and when issued, the New Notes will not be registered under the Securities Act or any state securities laws. Therefore, the New Notes may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and any applicable state securities laws. Citizens will enter into a registration rights agreement with respect to each series of New Notes.

Only holders who duly complete and return an eligibility certification certifying that they are either (1) “qualified institutional buyers” as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”) (“QIBs”) or (2) non-“U.S. persons” (as defined in Rule 902 under the Securities Act) that (a) are located outside of the United States, (b) are not acquiring New Notes for the account or benefit of a U.S. Person, and (c) are Non-U.S. Qualified Offerees (as defined in the Offering Memorandum) are authorized to receive the Offering Memorandum and to participate in the Exchange Offers.

Global Bondholder Services Corporation is acting as the Information Agent and the Exchange Agent for the Exchange Offers. Questions or requests for assistance related to the Exchange Offers or for additional copies of the Exchange Offer Documents may be directed to Global Bondholder Services Corporation at (866) 470-3800 (toll free) or (212) 430-3774 (collect). You may also contact your broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Exchange Offers. The Exchange Offer Documents can be accessed at the following link http://gbsc-usa.com/eligibility/Citizens.

This press release is for informational purposes only and does not constitute an offer to purchase, or a solicitation of an offer to sell, any Old Notes, and does not constitute an offer to sell, or a solicitation of an offer to purchase, any New Notes. The Exchange Offers are being made solely pursuant to the Offering Memorandum and related documents. The Exchange Offers are not being made to holders of Old Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. In any jurisdiction in which the securities laws or blue sky laws require the Exchange Offers to be made by a licensed broker or dealer, the Exchange Offers will be deemed to be made on behalf of Citizens by the dealer managers or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

This communication is not a prospectus for the purposes of the Prospectus Regulation. The expression “Prospectus Regulation” means Regulation (EU) 2017/1129, as amended, and includes any relevant implementing measure in any member state (“Member State”) of the European Economic Area (the “EEA”) which has implemented the Prospectus Regulation. PROHIBITION OF OFFERS TO EEA RETAIL INVESTORS. The New Notes are not intended to be offered or otherwise made available to and should not be offered or otherwise made available to any retail investor in the EEA. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU, as amended (“MiFID II”); (ii) a customer within the meaning of Directive (EU) 2016/97, as amended (the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in the Prospectus Regulation. Consequently, no key information document required by Regulation (EU) No 1286/2014, as amended (the “PRIIPs Regulation”), for offering the New Notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering of the New Notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

PROHIBITION OF SALES TO UK RETAIL INVESTORS. The New Notes are not intended to be offered or otherwise made available to and should not be offered or otherwise made available to any retail investor in the UK. For these purposes: the expression “retail investor” means a person who is one (or more) of the following: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the EUWA; or (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (“FSMA”) and any rules or regulations made under the FSMA to implement the Insurance Distribution Directive, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in Article 2 of the Prospectus Regulation as it forms part of domestic law by virtue of the EUWA. Consequently, no key information document required by the PRIIPs Regulation as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the New Notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the New Notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation.

In the United Kingdom, this press release is being distributed only to, and is directed only at qualified investors within the meaning of Article 2(e) of the Prospectus Regulation as it forms a part of domestic law by virtue of the EUWA who are (i) persons who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Order”), and/ or (ii) high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order, which persons together we refer to in this press release as “relevant persons.” Accordingly, such documents and/or materials are not being distributed to, and must not be passed on to, the general public in the United Kingdom. This press release must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. In the United Kingdom, any investment or investment activity to which this press release relates is only available to, and will be engaged in with, relevant persons only.

About Citizens Financial Group, Inc.

Citizens Financial Group, Inc. is one of the nation’s oldest and largest financial institutions, with $183.3 billion in assets as of December 31, 2020. Headquartered in Providence, Rhode Island, Citizens offers a broad range of retail and commercial banking products and services to individuals, small businesses, middle-market companies, large corporations and institutions. Citizens helps its customers reach their potential by listening to them and by understanding their needs in order to offer tailored advice, ideas and solutions. In Consumer Banking, Citizens provides an integrated experience that includes mobile and online banking, a 24/7 customer contact center and the convenience of approximately 2,700 ATMs and approximately 1,000 branches in 11 states in the New England, Mid-Atlantic and Midwest regions. Consumer Banking products and services include a full range of banking, lending, savings, wealth management and small business offerings. In Commercial Banking, Citizens offers a broad complement of financial products and solutions, including lending and leasing, deposit and treasury management services, foreign exchange, interest rate and commodity risk management solutions, as well as loan syndication, corporate finance, merger and acquisition, and debt and equity capital markets capabilities.

Forward-Looking Statements

This communication contains “forward-looking statements” — that is, statements related to future, not past, events. In this context, forward-looking statements often address our expected future business and financial performance and financial condition, and often contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “see,” “will,” “would,” or “target.” Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Statements with respect to the Exchange Offers are forward-looking statements, based on our current expectations for the transactions, and are subject to the risk that the transactions may not be completed in a timely manner or at all, and that the final terms of the transactions may differ, possibly materially, from those described in this press release due to future events. The forward-looking statements included in this press release are made only as of the date of this press release, and we undertake no obligation to update publicly these forward-looking statements to reflect new information, future events or otherwise.

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